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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-47760, 333-54060, 333-54062, and 333-53982 of Global Sports,
Inc. on Forms S-8 of our report dated March 23, 2001, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended December 30, 2000.

Philadelphia, Pennsylvania

March 30, 2001